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                                                                    EXHIBIT 10.3


                                               Reinsurance Slip

REINSURED:                 PXRE Reinsurance Ltd., Hamilton, Bermuda

REINSURER:                 Select Reinsurance Ltd., Hamilton, Bermuda

PERIOD: April 1st 2004 (the "Effective Date") to March 31, 2006, both days inclusive or such shorter period as provided for herein.

TYPE:                      Excess of Loss Reinsurance Treaty

CLASS: To indemnify the Reinsured for all losses emanating from any and all perils from the following lines of business of the Reinsured:
                           Property Catastrophe
                           Property Retrocessional
                           Property Risk Excess
                           Aviation

TERRITORIAL SCOPE:         Worldwide

LIMIT AND RETENTION:       USD 30 million Ultimate Net Loss in excess of the
                           Retention each and every event. The "Retention" for 2004 shall be USD 280 million. The Retention for 2004 and 2005 shall be set at an amount so that the probability of exceedance of such amount for the applicable year is no greater than 6.25% for "all perils" per occurrence USD Ultimate Net Loss under a combination of (a) the Reinsured's in-force book of business at January 2 of the applicable year and (b) the Reinsured projected in force business for those policies that are projected to commence after January
                           2 and within the same calendar year.

AGGREGATE LIMIT:           The maximum amount recoverable hereon for Ultimate
                           Net Loss during the Period shall not exceed USD 30 million.

REINSURANCE PREMIUM:       Reinsurance premium shall equal USD 20 million. USD
                           5.5 million (the "Margin") shall be payable at the inception of this Contract. The remaining balance of USD 14.5 million shall be paid to the Reinsurer on a funds withheld basis at the inception of this Contract.

OFFSET: The Reinsured and the Reinsurer shall have the right to offset any balance or amounts due and not yet paid from one party to the other under the terms of this Contract or any other agreement heretofore or hereafter entered into between the Reinsured and the Reinsurer, whether acting as assuming reinsurer or ceding company.

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                           The party asserting the right of offset may exercise
                           such right any time whether the balances or amounts due are on account of premiums, funds withheld amounts, claims or losses, loss expenses, profit commissions or otherwise. This provision shall not be affected by the insolvency of either party to this Contract. For this purpose insolvency includes any Insolvency Event as provided for in the Insolvency Section but expanded to cover both parties.

EXPERIENCE ACCOUNT,        The Reinsured and the Reinsurer will calculate an
PROFIT COMMISSION,         Experience Account within 45 business days of the end
COMMUTATION AND            of each calendar quarter end as follows:
TERMINATION:
                                (a)  72.5% of Reinsurance Premiums paid;
                                (b) Less all payments for claims and adjustment expenses under this Contract;
                                (c) Less the present value of any outstanding liabilities determined as follows:
                                      (1) The Reinsured and the Reinsurer shall agree an estimate for the Ultimate Net Loss(es) outstanding.
                                      (2) The Reinsured and the Reinsurer shall then agree on a payment pattern and an interest rate to discount such outstanding liabilities to their present value.

                                      In the event that the Reinsured and the
                                      Reinsurer cannot agree on (1) or (2)
                                      above, a mutually agreed independent
                                      actuary shall be appointed, by the parties or under the arbitration procedure if they cannot agree, to determine the value(s) to be used and their opinion shall be binding on all parties. Such actuary shall be an F.C.A.S. or F.I.A. with experience in Excess of Loss Reinsurance for the lines covered hereunder and the costs shall be paid 50% by the Reinsurer and 50% by the Reinsured including any arbitration costs. This procedure shall also be followed if the Reinsurer disagrees with the amount of the Retention calculated by Reinsured for 2004 or 2005.

                                If the Experience Account balance is positive according to such calculation, then the Reinsured shall have the option to commute this Contract and to receive 100% of the Experience Account balance within 20 business days.

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                                As of any calendar month end, if the Reinsured
                                and the Reinsurer agree that there has been no prior loss event that would exceed the Retention of this Contract, the Reinsurer shall have the ability to commute this Contract by giving 30 days prior written notice to the Reinsured, such commutation to be effective on the date stated in the notice which shall not be less than 30 days from the date such notice is given. The Reinsurer may unilaterally terminate this Contract on or after a date 30 days after notice to Reinsured of such termination ("Post Event Termination"), provided that the Reinsurer shall remain liable for any Ultimate Net Loss from a covered event occurring prior to the effective date of termination set forth in such notice (the "Cut-Off Date"). Upon commutation or Post Event Termination, the Reinsurer will be required to return to the Reinsured the unearned portion of the Margin (determined on a pro-rata basis) for the period from the Cut-Off Date or effective date of commutation, whichever is applicable, to March 31, 2006.

                                Upon a commutation, the Reinsurer and Reinsured shall be released from all past, present and future liabilities of any nature arising out of this Contract.

                                In the event of a Post Event Termination, the Reinsurer shall remain obligated under the terms hereof for Ultimate Net Loss resulting from an event occurring before the Cut-Off Date. If such Ultimate Net Loss has not been finally determined by a date that is three years from December 31 of the year in which such event occurred, then Reinsurer may seek from Reinsured its estimate of such Ultimate Net Loss and unless accepted by Reinsurer, then the parties shall appoint an independent actuary that is an F.C.A.S or F.I.A. with Excess of Loss experience for the lines covered hereunder who shall determine such Ultimate Net Loss including payment pattern and interest rate discount. If the parties cannot agree on the actuary, such actuary shall be appointed under this Contract's arbitration procedure. The actuary costs and any arbitration costs related to its choice shall be paid 50% by each party. Upon payment by Reinsurer to Reinsured of the amount determined under this provision for all covered events occurring prior to the Cut-Off Date, the Reinsurer and Reinsured shall be released from all past, present and future liabilities of any nature arising out of this Contract.

ACCOUNTS, REMITTANCES AND       Within 45 days following the end of each
LOSS SETTLEMENTS:               calendar quarter, the Reinsured shall report to
                                the Reinsurer the amount of Ultimate Net Loss paid, Ultimate Net Loss outstanding and the balance of the Experience Account as of the applicable calendar quarter end along with activity in the Experience Account during the quarter. Settlement of Ultimate Net Loss paid by Reinsured in excess of the Retention shall be made by the Reinsurer quarterly within 30 days of receipt of this reporting by the Reinsurer or 75 days after the end of the quarter, whichever is later. Ultimate Net Loss amounts above the Retention shall be firstly deducted from the funds withheld premium amount retained by the Reinsured until such time as the funds withheld balance is USD 0, after which amounts shall be paid by the Reinsurer to the Reinsured.

                                       3
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COLLATERAL AND REINSURER'S      The Reinsurer shall provide to the Reinsured
SECURITY:                       collateral in the form of either a) cash,
                                b) investment grade bonds which have a minimum rating of not less than AA by S&P or Aa by Moody's, or c) hedge funds meeting the applicable 2002 Patriot Trust investment guidelines, the combined total of which shall have an Adjusted Collateral Value of USD $10.0 million. The determination of the Adjusted
                                Collateral Value shall be the actual market value of the cash, investment grade bonds or hedge funds multiplied by the following factors:

                                   1) For cash, 100%;
                                   2) For investment grade bonds, 100%;
                                   3) For hedge funds, 80%

                                Such collateral (the "Pre-Loss Collateral") shall be deposited by the Reinsurer in the 2002 Patriot Trust upon execution of this Contract or completion of the revisions to the Patriot Trust and the change of Trustee, whichever is later but in no event later than June 30, 2004. Reinsured acknowledges that is has reviewed the revisions to the Patriot Trust contemplated by Reinsurer, that they are acceptable in principle and that Reinsured does not contemplate offering any other revisions. Both parties acknowledge that additional changes may be required by the new Trustee. Should the Adjusted Collateral Value fall below $10 million as of any calendar month end, the Reinsurer shall be required to deposit additional collateral with an Adjusted Collateral Value equivalent to the amount of the deficiency into the revised 2002 Patriot Trust within 5 business days of the date the Reinsurer becomes aware of such deficiency, but in no case later than 20 days after the end of the calendar month in which the deficiency exists.

                                In the event that Ultimate Net Loss exceeds the Retention by an amount greater than the sum of the funds withheld premium and the Adjusted Collateral Value of the Trust Fund under the Patriot Trust available to be allocated to the obligations of the Reinsurer hereunder, then the Reinsurer shall deliver to the Trustee of the Patriot Trust within 15 business days of learning of such deficiency, collateral permissible hereunder so that such deficiency shall be eliminated. In no event shall the Adjusted Collateral Value required hereunder exceed the Aggregate Limit. In the event that any portion of the collateral is hedge funds, then the Adjusted Collateral Value of such hedge funds shall be subject to a 20% haircut when calculating the amount of additional collateral to be deposited.

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                                The Patriot Trust Agreement shall contain other
                                provisions governing the collateral hereunder, including the right of Reinsurer to substitute collateral.

CHANGE IN UNDERWRITING          If at any time during the Period of this
PRACTICES & OTHER CHANGES       Contract the Reinsured a) materially changes its
                                underwriting policies that were in force at the inception of this Contract with respect to the lines of business that are covered by this Contract, b) writes a line that would be covered hereunder but was not written at the inception of the Period, c) changes or adds a member to the Underwriting Committee as reflected on Schedule A or changes any department head for a line of business covered hereunder, d) or its direct or indirect parent is engaged in any form of reorganization or has a change of control as defined below, or, e) adds a team of underwriters formally employed together at another insurer or reinsurer for a line of business covered hereunder (a team consisting of at least two underwriters), then the Reinsured shall notify the Reinsurer within 10 business days of making such change or the occurrence of such event.

                                In addition, within 30 days of the end of each calendar quarter, the Reinsured shall provide the Reinsurer with a calculation showing the probability of the applicable Retention being exceeded as well as the dollar amount of Ultimate Net Loss that corresponds to a probability of exceedence of 6.25%, for "all perils" per occurrence USD Ultimate Net Loss, taking into account (a) the Reinsured's in-force book of business on the day after the end of the quarter as to which the information relates and
                                (b) the Reinsured's projected in force business for those policies that are projected to commence within the same calendar year. The Reinsured agrees to provide such information as the Reinsurer may reasonably request within a commercially reasonable time so that the Reinsurer may evaluate the probability provided.



                                       5
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                                A "Change of Control" shall be deemed to have
                                occurred with respect to PXRE if:
                                      i.  any "person" (as such term is used in
                                          Sections 13(d) and 14(d) of the United
                                          States Securities and Exchange Act of
                                          1934) (other than any holder of Series
                                          A, Series B or Series C Convertible
                                          Voting Preferred Shares of PXRE Group
                                          Ltd. ("PXT") by reason of the receipt
                                          of share dividends), directly or
                                          indirectly, acquires securities of PXT
                                          representing 40% or more
                                          of the combined voting power of
                                          PXT's then outstanding securities with
                                          respect to matters presented at PXT's
                                          general meetings, whether or not
                                          having the right to vote for directors
                                          ("Voting Power"); provided, however,
                                          that the disposition by an original
                                          holder of either Series A, Series B or
                                          Series C Convertible Voting Preferred
                                          Shares (a "Preferred Shareholder") of
                                          such preferred shares (or any
                                          securities into which such shares have
                                          ultimately been converted) to a person
                                          will not constitute a Change of
                                          Control under this clause (i) unless
                                          (x) such person, immediately following
                                          such acquisition from such Preferred
                                          Shareholder, holds securities
                                          representing at least 50% Voting
                                          Power, or (y) such person has acquired
                                          securities from more than one
                                          Preferred Shareholder in the same or
                                          related transactions, and immediately
                                          following the last of such
                                          transactions, holds securities
                                          representing at least 40% Voting
                                          Power; provided further, however, if,
                                          by reason of the preceding proviso,
                                          the acquisition by a person of at
                                          least 40% but less than 50% Voting
                                          Power does not constitute a Change of
                                          Control under this clause (i), a
                                          Change of Control will be deemed to
                                          occur if such person thereafter
                                          becomes holder of at least 50% Voting
                                          Power, whether or not pursuant to a
                                          related transaction; or
                                      ii. the stockholders of PXT approve (A)
                                          any merger or consolidation of PXT
                                          with any other corporation, other than
                                          a merger or consolidation in which PXT
                                          is the surviving entity or a merger or
                                          consolidation which would result in
                                          the holders of the voting securities
                                          of PXT outstanding immediately prior
                                          thereto holding immediately thereafter
                                          securities representing more than 55%
                                          of the combined voting power of the
                                          voting securities of PXT or such
                                          surviving entity outstanding
                                          immediately after such merger or
                                          consolidation, or (B) any sale or
                                          other disposition (in one transaction
                                          or a series of related transactions)
                                          of all, or substantially all, of the
                                          assets of PXT.

BERMUDIAN LAW AND               Subject always to the prior application of the
JURISDICTION:                   Arbitration Clause, all disputes and differences
                                arising under or in connection with this Reinsurance shall be subject to the exclusive jurisdiction of the High Court of Justice in Bermuda who shall apply the law of Bermuda as the proper law of this Reinsurance.

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ULTIMATE NET LOSS               "Ultimate Net Loss" shall mean the sum of losses
                                on the business covered hereunder incurred by the Reinsured in settlement of losses (after making proper deductions for all salvages and all recoveries), including allocated loss adjustment expenses, reserves for incurred but not reported losses and the liabilities for Extra Contractual Obligations and losses in Excess of Policy Limits. All salvages, recoveries or payments recovered or received subsequent to any loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. Nothing in this clause shall be construed to mean that a recovery from Reinsurer for the Reinsured's payment of Ultimate Net Loss above the Retention cannot be made hereunder until the Reinsured's full Ultimate Net Loss has been ascertained.

CURRENCY CONVERSION CLAUSE      Accounts hereunder shall be rendered and
                                settlements shall be made only in United States
                                Dollars.

                                For Ultimate Net Loss payments by Reinsured in currencies other that United States Dollars, conversion shall be made to United States Dollars at the rate of exchange prevailing on the day on which such payment is made by the Reinsured.

EXTRA CONTRACTUAL OBLIGATIONS   This Contract shall protect the Reinsured for
                                100% (one hundred percent) of any extra
                                contractual obligations subject always to the Limit and Retention and Aggregate Limit hereof.
                                The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of the Reinsured's original policies of insurance or reinsurance contracts on business covered hereunder and which arise from the handling of any claim, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the policies of insurance or reinsurance contract limit, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. The date on which any Extra Contractual
                                Obligation is incurred by the Reinsured shall be deemed, in all circumstances, to be the date of the original loss event.

                                This Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Reinsured, its parent or affiliate, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

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EXCESS OF POLICY LIMITS         This Contract shall protect the Reinsured,
                                subject always to the Limit and Retention and Aggregate Limit hereof, for 100% (one hundred percent) of loss in excess of the limit of its original policies of insurance or reinsurance contracts, on business covered hereunder, such loss in excess of the limit having been incurred because of failure by the Reinsured to settle within the policies of insurance or reinsurance contract limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

                                However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Reinsured, its parent or affiliate, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                For the purpose of this Article, the word "loss" shall mean any amounts for which the Reinsured would have been contractually liable to pay had it not been for the limit of the original reinsurance contract.

AMENDMENTS AND ALTERATIONS      This Contract may not be modified or amended or
                                any term or provision hereof waived or
                                discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

ERRORS AND OMISSIONS            Any inadvertent delay, omission or error shall
                                not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified as soon as possible after discovery and the innocent party shall not be liable for any Ultimate Net Loss caused solely by such delay, ommission or error.

INSPECTION OF RECORDS           The Reinsured shall place at the disposal of the
                                Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Contract and thereafter, all books, records and papers of the Reinsured in connection with any reinsurance hereunder, or the subject matter hereof.

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ARBITRATION                     A.     As a condition precedent to any right of
                                       action hereunder, any dispute arising
                                       out of the interpretation, performance
                                       or breach of this Contract, including
                                       the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested or similar type mail or delivered personally.

                                B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after receipt of notice being requested it to do so by the other party, the latter, after ten (10) days notice given as aforesaid, may appoint the second arbitrator.

                                C.     If the two arbitrators are unable to
                                       agree upon the third arbitrator within
                                       thirty (30) days of their appointment,
                                       the third arbitrator shall be selected
                                       from a list of six individuals (three
                                       named by each arbitrator) by the
                                       nominating committee of the Chartered
                                       Institute of Arbitrators, Bermuda Branch.

                                D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

                                E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

                                F.     The panel shall be relieved of all
                                       judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the parties agree otherwise, arbitration shall take place in Hamilton, Bermuda, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of Bermuda. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief, as it may deem appropriate.

                                G.     The panel shall make its decision
                                       considering the custom and practice of
                                       the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

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                                H.      Each party shall bear the expense of its
                                        own arbitrator and shall jointly and
                                        equally bear with the other party the
                                        cost of the third arbitrator. The
                                        remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. However, the panel may not award any exemplary or punitive damages.

INSOLVENCY                       Where an Insolvency Event occurs in relation to
                                 the Reinsured the following terms shall apply
                                 (and, in the event of any inconsistency between these terms and any other terms of this Contract, these terms shall prevail):

                                 1. Notwithstanding any requirement in this Contract that the Reinsured shall actually make payment in discharge of its liability to third parties resulting from business covered hereunder ("Liability"), before becoming entitled to payment from the Reinsurers:

                                       a.     the Reinsurer shall be liable to
                                              pay the Reinsured even though the
                                              Reinsured is unable actually to
                                              pay, or discharge its Liability;
                                              but

                                       b.     nothing in this Article shall
                                              operate to accelerate the date for
                                              payment by the Reinsurer of any
                                              sum which may be payable to the
                                              Reinsured, which sum shall only
                                              become payable as and when the
                                              Reinsured would have discharged,
                                              by actual payment, its Liability
                                              for items of Ultimate Net Loss but
                                              for it being the subject of any
                                              Insolvency Event.

                                2. The existence, quantum, valuation and date for payment of any sum which the Reinsurer is liable to pay the Reinsured under this Contract shall be those and only those for which the Reinsurer would be liable to the Reinsured if the Liability had been determined without reference to any term in any composition or scheme of arrangement or any similar such arrangement, entered into between the Reinsured in relation to all or any part of its business covered hereunder ("Arrangement'), unless and until the Reinsurer serves written notice to the contrary on the Reinsured in relation to any Arrangement.

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                                An Insolvency Event shall occur if

                                A.      i.    a winding up petition is
                                              presented in respect of the
                                              Reinsured or a provisional
                                              liquidator is appointed over it or
                                              if the Reinsured goes into
                                              administration, administrative
                                              receivership or receivership or if
                                              the Reinsured has a scheme of
                                              arrangement or voluntary
                                              arrangement proposed in relation
                                              to all or any part of its affairs;
                                              or

                                       ii.    if the Reinsured goes into
                                              compulsory or voluntary
                                              liquidation; or,

                                       iii.    if the Reinsured becomes subject
                                               to any other similar insolvency
                                               process in any jurisdiction and,

                                the Reinsured is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).

SERVICE OF SUIT                 Subject to the provisions of the Arbitration
                                clause above, it is agreed that in the event of a dispute with respect to this Contract, a party, at the request of the other party, shall submit to the jurisdiction of the court in Bermuda and shall comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this Article constitutes or should be understood to constitute a waiver of a party's rights to commence an action in any other court of competent jurisdiction.

                                Service of process in such suit may be made upon the parties in Bermuda or failing service after reasonable efforts, for service upon Reinsured, by service upon Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda and for service upon Reinsurer, by service upon Appleby Spurling & Hunter, Canon's Court, 22 Victoria Street, Hamilton HM 12 Bermuda, (hereinafter such lawyers, "agent for service of process"), and in any suit instituted hereunder, the parties shall abide by the final decision of such court or of any appellate court in the event of an appeal.

                                The agent for service of process is authorized and directed to accept service of process on behalf of the party named in any such suit in Bermuda and/or upon the request of a party to give a written undertaking to such party that the agent for service of process shall enter a general appearance on behalf of the party for whom it acts as agent for service of process in the event such a suit shall be instituted.

EXCLUSIONS                      This Contract does not cover:

                                1.  Loss or damage directly or indirectly
                                    occasioned by, happening through or in
                                    consequence of war, invasion, acts of
                                    foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any government or public or local authority; provided however, that losses arising from terrorist acts shall not be excluded to the extent covered under the underlying contracts subject to this Contract and not excluded by the Reinsured's contracts.

                                2.  Offshore Marine business

                                3.  Marine business when written as such.

                                4.  Nuclear Incidents for those applicable
                                    classes of business and territories as
                                    appropriate in accordance with the clauses set out below, copies of which shall be provided by Reinsured to Reinsurer prior to execution of this Contract;

                                    a.       "Nuclear Incident Exclusion Clause
                                             - Physical Damage - Reinsurance",
                                             USA and Canada - NMA 1119 and NMA
                                             1980a.

                                    b.       Nuclear Energy Risks Exclusion
                                             Clause (Reinsurance) (1994) NMA
                                             1975a (Japanese Amendment).

                                5.  Transmission and Distribution Lines
                                    business.

                                6.  Any loss, damage, claim, cost, expense,
                                    sum or other obligation of any kind or
                                    description directly or indirectly caused by, contributing to, or resulting from mould, fungus, mildew or spores. This exclusion will apply regardless of whether or not:

                                       1)     the mould, fungus, mildew or
                                              spores is/are caused by,
                                              contributed to, or results from an
                                              insured peril;

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

                                       2)     the Reinsured's original
                                              policy(ies) provide coverage;

                                       3)     the Reinsured's original
                                              obligations are contractual,
                                              extra-contractual, or otherwise;

                                       4)     the reinsurance presentation is
                                              for settlement(s), judgement(s) or
                                              any other form of resolution.

                                7. Any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:

                                       (a)   the calculation, comparison,
                                             differentiation, sequencing or
                                             processing of data involving the
                                             date change to the year 2000, or
                                             any other date change, including
                                             leap year calculations, by any
                                             computer system, hardware,
                                             programme or software and/or any
                                             microchip, integrated circuit or
                                             similar device in computer
                                             equipment or non-computer
                                             equipment, whether the property of
                                             the insured reinsured or not; or

                                       (b)   any change, alteration or
                                             modification involving the date
                                             change to the year 2000 or any
                                             other date change, including leap
                                             year calculations, to any such
                                             computer system, hardware,
                                             programme or software or any
                                             microchip, integrated circuit or
                                             similar device in computer
                                             equipment or non-computer
                                             equipment, whether the property of
                                             the Reinsured's insured or
                                             reinsured or not.

                                       This clause applies regardless of any
                                       other cause or event that contributes
                                       concurrently or in any sequence to the
                                       loss, damage, cost, claim or expense.

                                       The date change to the year 2000, or any other date change, including leap year calculations, shall not in and of itself be regarded as an event for the purposes of this Contract.

GENERAL CONDITIONS:             Other Conditions to be agreed.


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

WORDING:                   To be mutually agreed by the Reinsured and Reinsurer.

PXRE Reinsurance Ltd.

   /s/ Robert P. Myron                             April 23, 2004
----------------------------               ----------------------------
Robert P. Myron                             Date
Chief Financial Officer

Select Reinsurance Ltd.
Hamilton, Bermuda

   /s/ Brant L. Kizer
----------------------------


    Vice President                                April 23, 2004
----------------------------               ----------------------------
                                            Date


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